Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Air T, Inc. (the "Company") Quarterly Report on Form 10-Q for the period ended September 30, 2017 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, Nick Swenson, Chief Executive Officer, and Candice Otey, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2017

/s/ Nick Swenson
Nick Swenson, Chief Executive Officer

/s/ Candice Otey
Candice Otey, Chief Financial Officer